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                                                                EXHIBIT 10(i).8


                       NOTE DUE    __________, 2004

$425,000,000                                                 __________, 1994


        Bally's Park Place, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (the "Operating Company"), for value received, hereby promises to pay to the order of Bally's Park Place Funding, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (such corporation and any subsequent holder of this Note being herein referred to as the "Holder"), having its principal office at the Boardwalk and Park Place, Atlantic City, New Jersey 08404, the principal sum of Four Hundred Twenty-Five Million Dollars ($425,000,000) on _________, 2004 (the "Maturity Date") in accordance with the provisions hereof, with interest on such principal sum from time to time outstanding, computed from the date hereof, in semi-annual installments of interest on __________ and __________ of each year, commencing initially on __________, 1994, at a rate of________ % per annum on the unpaid balance hereof, until the principal hereof is paid in full. Payments of principal and interest on this Note shall be made at the address of the Holder set forth above, or at such other address as the Holder may designate in writing. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal and interest shall be paid in money of the United States that at the time of payment is legal tender for public and private debts. This note is entered into in connection with that certain Indenture, dated as of __________, 1994 (the "Indenture"), among said Bally's Park Place Funding, Inc., as Obligor, Bally's Park Place, Inc., a Delaware corporation, as Guarantor, the Operating Company, Bally's Park Place Realty
Co. and First Bank National Association as trustee (the "Trustee").

        1. (a) This Note shall be prepaid in connection with any optional redemption, redemption pursuant to Section 1109 of the Indenture, repurchase offer pursuant to Section 1015 of the Indenture, repurchase offer pursuant to
Section 1015 of the Indenture, or defeasance or discharge of the ______ % First Mortgage Notes due 2004 (the "First Mortgage Notes"), of said Bally's Park Place Funding, Inc. issued pursuant to the Indenture. Each such prepayment of this Note shall be made at the time
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that payment is required to be made to the Trustee under the Indenture in respect of any redemption of the First Mortgage Notes, repurchase offer pursuant to Section 1015 of the Indenture, defeasance of the First Mortgage Notes pursuant to Section 1301 of the Indenture or discharge of the First Mortgage Notes pursuant to Section 401 of the Indenture. Any such prepayment in the case of a defeasance or discharge shall be in the amount required pursuant to Section 1301 or Section 402, respectively, of the Indenture and such prepayment shall extinguish all further obligations under this Note. Any such prepayment of this Note in the case of a redemption or repurcahse offer shall be in an amount equal to the principal amount of the First Mortgage Notes to be redeemed or repurchased, as the case may be; plus accrued interest on the amount prepaid through the redemption date or Change of Control Payment Date, as the case may be, of the First Mortgage Notes and a prepayment premium if and to the extent that a premium is required to be paid in connection with the redemption or repurchase, as the case may be, of the First Mortgage Notes; less any discount if and to the extent the First Mortgage Notes are redeemed at a discount pursuant to Section 1109 of the Indenture. Any amounts paid as such repayment premium shall not reduce the principal amount of this Note. If First Mortgage Notes are redeemed at a discount pursuant to Section 1109 of the Indenture, the principal amount of the Note shall be reduced by the full principal amount of First Mortgage Notes redeemed. The terms "redemption" and "Change of Control Payment Date" as used herein shall have the meanings as used in the First Mortgage Notes and the Indenture.

        (b) Except as set forth in subparagraphs (a) above and (c) below, this Note may not be prepaid in whole or in part.

        (c) Notwithstanding the foregoing provisions of this pragraph 1, the principal amount of this Note shall be reduced (and to such extent shall be deemed satisfied) by the principal amount of any First Mortgage Notes purchased or otherwise acquired by or on behalf of Bally's Park Place Funding, Inc. other than pursuant to the redemption or repurchase provisions of the First Mortgage Notes and surrendered to the Trustee for cancellation in accordance with the provisions of the First

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Mortgage Notes.  The same First Mortgage Note shall reduce the principal amount of this Note only once.

        2. The Operating Company shall pay interest on overdue principal at the rate born by this Note; it shall also pay interest on overdue installments of interest at the same rate, to the extent lawful.

        3. If (i) the Operating Company defaults in the payment of interest when the same becomes due and payable and the default continues for a period of thirty (30) days; (ii) the Operating Company defaults in the payment of the principal when the same becomes due and payable, at maturity, upon mandatory prepayment, acceleration or otherwise; (iii) there shall occur any other Event of Default under the Mortgage and Security Agreement with Assignment of Rents, dated as of _______, 1994, given by or on behalf of Bally's Park Place Funding, Inc., Bally's Park Place Realty Co. and the Operating Company as mortgagors, to the Trustee, as mortgagee; or (iv) there shall occur any other Event of Default under the Indenture, then on the happening of any such event, the Holder may declare the entire unpaid principal balance thereof and all accrued interest thereon and all other sums due under this Note to become immediately due and payable.

        4. The Operating Company hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, which costs may be added to the amount due under this Note and be receivable therewith and to perform and comply with each of the terms, convenants and provisions contained in this Note on the part of the Operating Company to be observed or performed. Except as provided herein, no extension of time for payment of this Note, or any installment hereof, and no alleration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Operating Company under this Note.

        5. The terms of this Note shall be governed by and construed under the internal laws of the State of New York.

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        6.  This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

        7. The Operating Company shall not claim any credit or deduction from the interest or principal due hereunder by reason of payment of any tax assessed upon the Collateral.

        8. Whenever the provisions of this Note and the provisions of the Indenture shall be inconsistent, the provisions of the Indenture shall govern.

        9. Whenever used herein, the singular number shall include the plural, the plural the singular, and the words "Holder" and "Operating Company" shall include their respective successors and assigns.

        IN WITNESS WHEREOF, the Operating Company has duly executed this Note as of the day and year first above written.

                                         Bally's Park Place, Inc., a
                                           New Jersey corporation

                                         By: _______________________

[Seal]

Attest:




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